Exhibit 10.5

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of November 14, 2011 (the “Effective Date”) by and between United Surgical Partners International, Inc., a Delaware corporation (the “Company”), and Donald E. Steen (the “Executive”).

W I T N E S S E T H

WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement dated April 19, 2007 (the “Agreement”); and

WHEREAS, the Company and the Executive wish to amend certain provisions of the Agreement, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the Executive’s continued employment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Term. Effective as of the Effective Date, Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2. Term. The Company hereby agrees to employ Executive as Chairman of the Board of Directors, and Executive hereby agrees to accept such employment, on the terms and conditions set forth herein, for the period commencing on the Effective Date and terminating as of April 19, 2013; provided, however, that commencing on April 19, 2013, and each anniversary of that date thereafter, the Term of this Agreement shall automatically be extended for one additional year unless at least thirty (30) calendar days prior to each such anniversary date, the Company or Executive shall have given notice that it or he, as applicable, does not wish to extend this Agreement. Following the date on which the Executive’s employment so terminates (the “Termination Date”), unless specifically otherwise agreed between Executive and the Company, Executive shall cease to hold any position (whether as an officer, director, manager, employee, trustee, fiduciary or otherwise) with the Company or any of its Subsidiaries or Affiliates.”

3. Conflicting Terms and Survival of Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect. In the event the terms of this Amendment shall conflict with the terms of the Agreement, the terms of this Amendment shall control.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together constitute one document.

5. Final Agreement. The Agreement, as amended by this Amendment, constitutes the final agreement between the parties hereto and supercedes any prior or contemporaneous agreement or representation, oral or written, among them with respect to the matters set forth in the Agreement and this Amendment.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

[signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

By:	/s/ William H. Wilcox
Name:	William H. Wilcox
Title:	Chief Executive Officer

THE EXECUTIVE:

/s/ Donald E. Steen
Donald E. Steen

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